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                                                                 Exhibit 10(c)

                          SPLIT-DOLLAR LIFE INSURANCE PROGRAM

                                         of the

                             TEXAS UTILITIES COMPANY SYSTEM

Section 1.  Purpose
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     1.1     Purpose.  The Split-Dollar Life Insurance Program of the Texas
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Utilities Company System (the "Plan") is established effective July 1, 1995, and is restated effective August 1, 1997, for the purpose of providing eligible executives of the Texas Utilities Company System with insurance on the life of each such executive in recognition of the contributions of such executives to the Company and for the purpose of continuing to maintain a competitive level of benefits. This Plan is designed as an "unfunded or insured welfare" plan maintained by the Company "for the purpose of providing benefits for a select group of management or highly compensated employees" and, therefore, is designed to be exempt from the reporting and disclosure requirements of Part 1 of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). Regulation Section 2520.104-24 of the Department of Labor.

Section 2.  Definitions
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     2.1     Definitions.  Whenever used hereinafter, the following terms
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shall have the meanings set forth below:

(a) "AIP Award" means the award provided under the Annual Incentive Plan ofthe Texas Utilities Company System.

(b) "Beneficiary" means the person or persons designated by the Participant to receive the Benefit payable from the Policy upon the death of the Participant.

(c) "Benefit" means the benefits payable under the terms of the Policy of life insurance issued on the life of the Participant pursuant to the Participation Agreement.

(d) "Board of Directors" means the Board of Directors of the Company.

(e) "Business Unit" means a subsidiary, division or operating unit of the Company designated by the Chief Executive Officer of the Company which will focus on its own unique products, services and markets.

(f) "Collateral Assignment" means the document assigning an interest in the Policy to the Company, as set forth in Section 4.4 herein, a form of which document is attached as Exhibit A and incorporated herein.

(g) "Committee" means the Administrative Committee, whose members initially shall be H. J. Gibbs, H. D. Farell, P. Pittman, J. H. Scott, and P. B. Tinkham. Subsequently, members of the Committee shall be appointed by the Board of Directors.

(h) "Company" means Texas Utilities Company, its successors and assigns.

(i) "Compensation" means the annual rate of base salary, calculated without regard to any deferrals, as of June 1 immediately preceding the Plan Year plus the average of the AIP Award over the immediately preceding three-year period; provided, however, no more than the target AIP level
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amounts will be included in such average and, in years prior to the accumulation of AIP Award data forthe immediately preceding three-year period, the average shall be determined with data for such shorter period.

(j) "Disability Plan" means the Texas Utilities System Employee Long-Term Disability Income Plan.

(k)"Early Termination" means termination of employment with the Company or the ceasing to be an Eligible Employee prior to: (1) reaching age fifty-five and obtaining fifteen years of Accredited Service (as defined in the Retirement
Plan), or (2) becoming fully vested in the Benefit as set forth in Section 5.2 hereof; or termination for cause, as determined, for purposes of the Plan, solely in the discretion of the Plan Administrator.

(l) "Eligible Employee" means an individual who is elected as a corporate officer of a Participating Employer with a title of Vice President or above.

(m) "Insurer" means the insurance company or companies selected by the Committee to issue Policies pursuant to the Participation Agreements hereunder.

(n) "Participant" means an Eligible Employee who enters into a Participation Agreement with the Company and whose Participation Agreement has not terminated.

(o) "Participating Employer" means the Company and each of its subsidiaries, affiliates or Business Units which elect to participate and adopt this Plan and are approved by the Committee for participation in this Plan. The Participating Employers, as of the date of the restatement of this Plan, are listed on Exhibit "C" attached hereto. Participation in the Plan by additional Participating Employers will commence as of the beginning of the Plan Year following Committee approval of such participation.

(p) "Participation Agreement" or "Agreement" means the agreement between the Participant and the Company for performance of obligations incident to the provision of Benefits, a form of which document is attached as Exhibit B and incorporated herein. The form of the Participation Agreement may be changed from time to time by the Committee.

(q) "Plan Administrator" means the person(s) or entities appointed to assist the Committee in carrying out the operations of the Plan.

(r)"Plan Retirement Date" means July 1 immediately following the Participant's attainment of age sixty-five.

(s)"Plan Year" means the twelve-month period beginning July 1 and ending June
30.

(t)"Policy" means the policy or policies of life insurance issued pursuant to the Participation Agreements hereunder and shall include any substitutions, replacements, additional or supplemental policies. In certain interim situations, as set forth in the Participation Agreements, "Policy" means term life insurance.

(u)"Retirement Plan" means the Retirement Plan for Employees of the Texas Utilities Company System.
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Section 3.  Eligibility
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     Each Eligible Employee who shall not have attained the age of sixty-five may become a Participant in the Plan effective as of the July 1 immediately following their becoming an Eligible Employee by executing a Participation Agreement and filing the Agreement with the Plan Administrator, as evidenced in the records of the Plan Administrator.

Section 4.  Policies
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     4.1     Issuance.  Each Participant, pursuant to the Participation
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Agreement, will take the required actions set forth in the Participation
Agreement to cause a Policy to be issued by the Insurer on the life of the Participant and to be maintained in force at all times to provide the Benefits set forth herein.

     4.2     Ownership.  Subject to the Collateral Assignment of the Policy to
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the Company, each Participant or such Participant's designee shall be the owner of the Policy ("Owner") on such Participant's life issued pursuant to the applicable Participation Agreement and, as such Owner and subject to Sections 8.2 and 10.2 herein, may exercise all rights of ownership with respect to such Policy.

     4.3     Payment of Premiums.  All premiums on the Policies acquired
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pursuant to Participation Agreements hereunder shall be promptly paid by the
Company when and as they become due in accordance with and subject to the applicable Participation Agreement.

     It is the Company's intention that the Company's financial obligation with respect to each Policy will be structured to be terminated upon the later of: (1) the Participant's fifteenth year of full participation in the Plan, as set forth in Section 5.4 herein; or (2) the Participant's attainment of age sixty-five, at which time the Policy is expected to have a cash surrender value sufficient, at least, to maintain the Policy in force at its level at such time.

     4.4     Collateral Assignment of Policy.  As security for the
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Participant's obligations under the Participation Agreement, each Participant shall assign to the Company, by Collateral Assignment, an interest in the cash value and Benefits of the Policy on such Participant's life. The Collateral Assignment of any Policy shall be in the form(s) approved, from time to time, by the Company in its sole discretion.

Section 5.  Benefits
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     5.1     Level.  Benefits, subject to the Collateral Assignment and, with
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respect to individuals who become Eligible Employees on or after October 15,
1996, to the vesting schedule set forth in Section 5.2 below, shall be payable from the Policy, which initially shall be issued in a face amount to provide death Benefits equal to four times Compensation; provided, however, the face amount of the Policy will not be decreased because of lower Compensation; and, provided, further, the Company reserves the right to adjust the face amount of any Policy which cannot be issued by the Insurer under standard cost in the following manner: to the extent that the premium would exceed one hundred and fifty percent (150%) of the standard cost ("Premium Amount"), the Committee may reduce the face amount of coverage to the level such Premium Amount would purchase or in such other manner as the Committee deems appropriate.

     5.2     Vesting.  Individuals who become Eligible Employees on or after
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October 15, 1996, shall not be immediately fully vested in the Benefit, but shall vest in the Benefit periodically over time based on the number of years of their participation in the Plan in accordance with the vesting schedule set forth below:
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                                      Amount of Death
           Number of Years           Benefit of Policy
          Of Participation          To Which Participant
             In the Plan                 Is Vested
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          Under 2 Full Years                 None
          Completion of 2 Years     One times Compensation
          Completion of 3 Years     Two times Compensation
          Completion of 4 Years     Three times Compensation
          Completion of 5 Years     Four times Compensation

     5.3  Company's Limited Obligation.  The Company shall have no further
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obligation to provide Benefits than to pay premiums under Section 4.3 herein to maintain the Policy at the level set forth in Section 5.1 herein. The Participant, other Owner, or, in the event of the Participant's death, the Beneficiary shall look solely to the Insurer and the Policy for payment of Benefits under the Plan.

     5.4  Termination of Agreement.  As set forth in the Agreement, the
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Agreement shall terminate on the earlier of (a) Early Termination, (b) death of the Participant, (c) the July 1 following the later of (i) obtaining age sixty-five or (ii) fifteen years of full participation in the Plan, or (d) termination of the Plan by the Board of Directors. Full participation in the Plan shall not include the period during which the Policy is a policy of term life insurance.

     5.5  Distribution.  If the Agreement terminates because of Early
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Termination, the Participant will pay to the Company an amount equal to the lesser of (a) the total amount of premiums paid with respect to the vested portion of the Policy; or (b) the cash surrender value of the vested portion of the Policy. Upon receipt of this amount, the Company will release the Collateral Assignment with respect to the vested portion of the Policy. If the Policy is comprised of more than one life insurance policy, the Committee will determine in its sole discretion how and in which order such life insurance policies will vest. The Policy or the balance, if any, payable under the Policy will then be fully distributable according to the terms of the Policy.

     Notwithstanding anything herein seemingly to the contrary, in the event that the Participant retires under the Retirement Plan, ceases to be an Eligible Employee upon reaching age fifty-five and fifteen years of Accredited Service, or becomes eligible for benefits under the Disability Plan, such Participant will remain a Participant in the Plan until the Participation Agreement terminates. Retirement under the Retirement Plan, in general, is retirement upon obtaining age fifty-five and fifteen years of Accredited Service, if early, or upon obtaining age sixty-five.

     If the Agreement terminates because of reasons other than Early Termination, the Company will receive the total amount of premiums paid with respect to the Policy from the cash surrender value or, in the event of the Participant's death, the Company will receive the amount in excess of the level of the vested Benefits payable from the proceeds of the Policy. The Participant, if such amount is not paid directly to the Company by the Insurer, agrees, pursuant to the Participation Agreement, to reimburse the Company for such amount. Upon receipt of this amount, the Company will release the Collateral Assignment with respect to the Policy. The Policy or the balance, if any, payable under the Policy, or, in the event of the Participant's death, the level of the vested Benefits payable from the proceeds of the Policy will be fully distributable according to the terms of the Policy.

     5.6     Tax Offset Payments.  Upon reaching retirement, to the extent
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that a Participant may be deemed to realize gross income in any year for
Federal income tax purposes on the economic benefit of the Policy on the Participant's life, the Company, in the discretion of the Plan Administrator, may pay to each such Participant such amount as will fully compensate the Participant for all such taxes attributable to the receipt of such income and such payment in order to preserve for the Participant on an after-tax basis the full Benefits intended to be conferred by this Plan.
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     5.7     Claims.  All claims for Benefits shall be filed with the Insurer.
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Section 6.  Transferability and Spend Thrift Provision
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     6.1     Nontransferability.  Any assignment of the Policy by the
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Participant for estate planning, tax planning or other purposes shall be subject to the Collateral Assignment; and such Assignment shall so provide.
Any rights to Benefits under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant, other Owner or the Beneficiary.

Section 7.  Designation of Beneficiaries
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     7.1     Specified Beneficiary.  The Owner shall designate a Beneficiary
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or Beneficiaries who, upon the Participant's death, are to receive, subject to the Collateral Assignment, the proceeds of the Policy. All Beneficiary designations shall be in writing and signed by the Owner, and shall be effective only if and when delivered to the Insurer during the lifetime of the
Participant.   The Owner may, from time to time during the Participant's
lifetime, change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Insurer. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.
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Section 8.  Rights of Participants
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     8.1     Employment.  All Participants understand that they are employees
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at will.  Therefore, nothing in the Plan or Participation Agreement shall interfere with or limit in any way the right of the Company to terminate, for any or no reason, any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

     8.2     Loans.  Prior to the termination of the Participation Agreement,
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the Participant or other Owner shall not have the right to pledge the Policy as security for a loan or to obtain from the Insurer a loan against the cash surrender value of the Policy.

Section 9.  Administration
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     9.1    Administration.  The Committee shall be responsible for the
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administration of the Plan.  The Committee is authorized to interpret the
Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

Section 10.  Rights of Company
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     10.1     Amendment or Termination of the Plan.  The Board of Directors
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may amend, terminate, or suspend the Plan at any time.  Any such amendment, termination, or suspension of the Plan shall be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's Benefit as of the effective date thereof. Upon Plan termination, all Participation Agreements shall terminate.

     10.2     Loans.  The Company shall have the right to obtain from the
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Insurer a loan against the cash surrender value of each Policy issued hereunder.

Section 11.  Requirements of Law.
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     11.1     Governing Law.  The Plan, and all agreements hereunder, shall be
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construed in accordance with and governed by the laws of the State of Texas.

     EXECUTED effective as of the  _____ day of  _________________, 1997.

                              TEXAS UTILITIES COMPANY


                              By: /s/ Peter B. Tinkham
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                                  Peter B. Tinkham, Secretary

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                                   EXHIBIT "C"

                            PARTICIPATING EMPLOYERS
                                AS OF MAY 8, 1998

                            Texas Utilities Company

                         Texas Energy Industries Inc.

                      Texas Utilities Electric Company

                         Texas Utilities Fuel Company

                       Texas Utilities Mining Company

                        Texas Utilities Services Inc.

                              Basic Resources Inc.

                             CHACO Energy Company

                  Southwestern Electric Service Company

                     ENSERCH Corporation, including its
                      operating divisions Lone Star Gas
                   Company and Lone Star Pipeline Company

                         Enserch Processing, Inc.
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